                                   LEASE AGREEMENT

1. PARTIES

     This Lease, dated February 1, 1984, for reference purposes only, is made by and between Carroll Ridge Park, a California General Partnership (herein called "Lessor"), and Elgar Corporation, a California Corporation (herein called "Lessee").

2. DESCRIPTION OF PREMISES

     Lessor hereby leases to Lessee and Lessee hires from Lessor on the terms, covenants and conditions hereinafter set forth, the real property described in Exhibit "A" attached hereto together with the improvements described below. Said real property and improvements are described in the map and floor plan attached hereto as Exhibit "B." Said real property and improvements are hereinafter referred to as the leased premises. Effective on the vacation by the City of San Diego of Carroll Park Court, the leased premises shall include said Carroll Park Court. The leased premises are being transferred to Lessee subject to all those matters set forth in Exhibit "C" attached hereto.

3. TERM

     3.1 INITIAL TERM - The initial term of this Lease shall be for ten (10) years commencing on August 1, 1984 (the "commencement date") and ending on July 31, 1994, unless sooner terminated pursuant to any provision hereof.

     3.2 OPTION TO RENEW - Lessee shall have the option to extend the Lease for two (2) additional periods of five (5) years each. Lessee may exercise its right to extend for the first option term by notifying Lessor of its election to so extend no later than sixty (60) days prior to the termination of the initial Lease term period and no earlier than six (6) months prior to said termination and for the second option term by giving notice not later than sixty (60) days prior to the termination of the term under the first option and no earlier than six (6) months prior to said termination. Provided, however, Lessee shall have no extension right if at the time for giving such notice or at the commencement of such extension there exists any uncured default hereunder by Lessee for which Lessee has received ten (10) days prior written notice from Landlord. All terms and conditions of this Lease shall remain in full force and effect during the option term except that the rent payable hereunder by Lessee to Lessor for the first year of each option term shall be adjusted to the fair market rental of the land and building (but excluding all Lessee's Improvements) as of the commencement of each option term. For purposes of this Lease, unfair market rental shall be determined by agreement between the parties within ten (10) days after Lessee notifies Lessor of its intention to exercise the Option hereunder. If within said ten (10) days the parties are unable to agree upon a "fair market rental," then each shall select an appraiser within five (5) days thereafter with a designation of "M.A.I." or in the event M.A.I., appraisers are no longer available, a comparable designation and within five (5) days after such appointment, the two appraisers shall agree upon a third appraiser. Within thirty (30) days thereafter, the appraisers shall notify the parties in writing their appraisal of the fair market rental and the average of the two


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appraisals, which are closest in amount shall be deemed the fair market rental.
Each party shall pay the cost of its own appraiser and the parties shall share the cost of the third appraiser. In the event the appraisals are not returned to the parties prior to the commencement of the option term, Lessee shall continue to pay rent at the then current rate until the determination of the fair rental value whereupon the rent shall be adjusted retroactively to the fair market rental and any additional amounts shall be paid to the Lessor by Lessee with the next regular monthly payment following such determination. For a period of one hundred twenty (120) days after the determination of the fair market rental by the parties, as set forth above Lessee shall have the right to terminate the Lease by delivering written notice to Lessor of its election to so terminate. In the event, such notice is delivered to Lessor within said one-hundred twenty
(120) day period; the Lease shall terminate sixty (60) days thereafter. Lessee shall be responsible for the payment of rent to Lessor in the amount determined to be the fair market rental until the date of such termination.

     3.3 COMMENCEMENT AND POSSESSION - Notwithstanding the commencement date, Lessor shall deliver to Lessee Possession (as defined below) of the manufacturing warehouse portion of the leased premises consisting of approximately 44,000 square feet on or before July 1, 1984 and Possession of the office portion of the leased premises consisting of approximately 43,000 square feet on or before September 1, 1984. For purposes of this Section 3.3, the term "Possession" shall mean the earlier to occur of (i) the tender of actual physical possession of the leased premises by Lessor to Lessee accompanied by a Certificate of occupancy from the City of San Diego or an agreement from the City of San Diego that the leased premises may be occupied without such Certificate, or (ii) the operation of Lessee's business from the leased premises. If Lessor shall not have completed and delivered Possession of the entire leased premises within one hundred twenty (120) days from the commencement date, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If Lessee occupies the leased premises prior to the commencement date, such occupancy shall be subject to all provisions hereof except payment of rent. Notwithstanding occupancy or the date of delivery of Possession, neither the commencement date nor the termination date hereunder shall be delayed or advanced. Lessor acknowledges and agrees that its failure to deliver Possession of the leased premises to Lessee at the time and in the manner set forth above shall cause Lessee damage in an amount which would be impractical or difficult to calculate, but a reasonable estimate of, which would be Five Hundred Dollars ($500.00) for each day after July 1, 1984 and until delivery of Possession of the manufacturing warehouse, and Two Hundred Dollars ($200.00) for each day after September l, 1984 and until delivery of Possession of the office facilities. Therefore, Lessor and Lessee agree that, in addition to Lessee's right to cancel the Lease as set forth above and the reduction of rent as set forth in Section 4.1, in the event of the delay in delivery of Possession to Lessee, Lessor shall pay liquidated damages to Lessee in the amount of Five Hundred Dollars ($500.00) per day for each day of delay after July 1, 1984 with respect to the manufacturing warehouse and Two Hundred Dollars ($200.00) per day for each day after September 11, 1984, with respect to the office building until the Lease is terminated if terminated as set forth above. Lessor's obligations hereunder are subject to any extensions pursuant to the force majeure clause set forth in the General Provisions below.


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4. RENT

     4.1 MONTHLY RENTAL - Lessee agrees to pay Lessor fixed monthly rent for the building structure of $0.54 per square foot based upon the number of square feet of the entire leased premises as built. Based upon the agreed area of the entire leased premises of 87,000 square feet, the total fixed monthly rent shall be $46,980. Fixed monthly rent shall be payable in advance, without prior notice or demand and without set off or deduction, in lawful money of the United States of America. Subject to Section 3.2 above, rent shall commence on August 1, 1984 with the first payment thereof due on August 10, 1984 in the amount of Fifty-Eight Thousand Seven Hundred Twenty-Five Dollars ($58,725.00) for the period from August 1, 1984 to September 9, 1984 and thereafter rent in the amount of Forty-Six Thousand Nine Hundred Eighty Dollars ($46,980.00) per month for the period from the 10th of such month to the 10th of the next month shall be paid on the 10th day of each and every calendar month during the term hereof. Provided however, if Possession of the office portion of the leased premises is not tendered to Lessee on or before September 1, 1984, a pro-rata portion of the rent here under shall be abated by 49.4% for each day of delay retroactive to August 1, 1984, until the time such Possession is tendered to Lessee; and if Possession of the manufacturing portion of the leased premises is not tendered to Lessee on or before July 1, 1984, a pro-rata portion of the rent hereunder shall be abated by 50.6% for each day from July 1, 1984, until the time such Possession is tendered to Lessee. Provided further, if Possession of the office portion of the leased premises is tendered to Lessee on or before September 1, 1984, Lessee shall pay as additional rent to Lessor an amount equal to 49.4% of a pro-rata portion of the rent for each day prior to September 1, 1984 that such Possession is tendered to Lessee.

     4.2 RENTAL ADJUSTMENT - The fixed monthly rent under Section 4.1 of this Lease shall be subject to adjustment upwards only at the end of each one year period of the lease term hereof including option periods, if any. For the first month of the second year, as determined by Section 3.1 of this Lease, and the first month of every year thereafter for the duration of this Lease the monthly rental for the ensuing twelve (12) months shall be adjusted upward only at the rate of five percent (5%) per year, using the monthly rental of the previous year as the base to calculate such increase. The rent so fixed and adjusted shall be the rent for the one-year period commencing with the date on which said rent is to be adjusted as herein provided. The rent for the last month prior to the adjustment date shall be increased by the pro-rata increase in the rent for the first ten (10) day of the next succeeding month. Provided, however, if one or both of the options to extend the Lease are exercised by Lessee the adjustment for the first year of each option term shall be as provided in Section 3.2 rather than this Section 4.2.

5. CONSTRUCTION

     5.1 LESSOR'S IMPROVEMENTS - Lessor agrees that subject to the force majeure clause in the General Provisions below, it will at its own cost and expense construct and deliver possession of a building and other improvements on, the leased premises to Lessee on the dates specified in Section 3.3 above consisting of all specifications (the "Lessor's improvements") set forth in the following plans:


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          (a)  Sholders a Sanford Grading Plan for Elgar Job #10403A (page 1 of
1).

          (b) Roger Deweese Associates Elgar Preliminary Flatwork and Grading January 26, 1984 (page 1 of 1).

          (c) Austin Hansen, Inc. pages 1A-11 inclusive entitled Elgar dated 1/26/84.

          (d)  Beckett and Wong pages Sl-10 inclusive Job #2881.

          (e) Landscaping Plans and Specifications prepared by Lessor and approved by Lessee, which approval will not be unreasonably withheld. Lessor shall deliver such plans and specifications to Lessee on or before February 15, 1984 and Lessee shall have ten (10) working days thereafter to notify Lessor of its disapproval of such plans and specifications or the same shall be deemed approved. The term "working days" shall include the days Monday through Friday only. If Lessee disapproves said plans and specifications within said ten (10) working day period and the parties are unable to agree upon plans and specifications within five (5) days thereafter, they shall submit the matter to arbitration in San Diego County within twenty (20) days thereafter in accordance with the rules of the American Arbitration Association. Any delays caused hereunder shall not relieve the Lessor of its obligations under Section 3.3 hereof nor affect Lessee's right to liquidated damages and abatement of rent.

     The above plans and specifications may not be altered or modified except for nonmaterial field changes or requirements of the City of San Diego, without the prior written consent of Lessee, which consent shall not be unreasonably withheld.

     5.2 LESSEE'S IMPROVEMENTS - Lessee shall, at its own cost and expense, provide Lessor with plans and specifications for completion of interior improvements to the building on the leased premises to the satisfaction of Lessee (hereinafter referred to as "Lessee's Improvements"). Lessee shall deliver to Lessor the plans and specifications for Lessee's Improvements in the manufacturing portion of the leased premises on or before February 15, 1984 and in the office portion of the leased premises on or before April 1, 1984, thirty
(30) days after receipt of the respective plans and specifications, Lessor shall provide Lessee with a written construction cost bid on the Lessee's Improvements from Lessor's contractor. Within fifteen (15) days thereafter, Lessee shall have the right to approve or disapprove such bid. Failure of Lessee to either approve or disapprove such bid in writing within said fifteen (15) day period shall be deemed an approval by Lessee. In the event, Lessee disapproves such bid, Lessor shall have no responsibility with respect to the Lessee's Improvements and Lessee will be required to construct Lessee's Improvements without the assistance of Lessor. Also, in the event Lessee disapproves such bid, the term "Possession" as used in Section 3.3 shall be redefined to mean actual tender possession of the premises with substantial completion and the recordation of a Notice of Completion. If Lessee elects to provide its own Lessee's improvements, Lessor shall allow Lessee access to the building on or before June 1, 1984 for installation of Lessee's Improvements. Lessee and Lessor shall cooperate in installation of the Lessee's Improvements and Lessee shall do nothing to delay, hinder, or interfere with Lessor's construction hereunder. In the event, Lessee approves such bid; Lessor shall have the responsibility to construct Lessee's Improvements on the terms set forth below:


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          (a)  Lessor shall construct Lessee's Improvements in accordance with the plans and specifications submitted by Lessee prior to the dates upon which Lessor is to tender possession of the Leased Premises to Lessee under
     Section 3.3. Lessor's failure to complete the Lessee's Improvements at the times set forth in Section 3.3 shall entitle Lessee to all rights and remedies under Section 3.3 including liquidated damages. Provided, however, it shall be Lessee's responsibility to obtain from the City of San Diego approval for such plans and specifications for Lessee's Improvements in the manufacturing warehouse portion of the leased premises and deliver the same to Lessor on or before April 1, 1984 and for Lessee's Improvements in the office portion of the leased premises and deliver the same to Lessor on or before June 1, 1984. In the event Lessee fails to obtain such approvals by such dates, the dates upon which possession is to be tendered under Section
     3.3 hereof shall be delayed one day for each day such approvals are delayed.

          (b) Lessor shall complete the Lessee's Improvements for a cost not to exceed the bid price plus any change orders approved in writing by Lessee, which approval will not be unreasonably withheld. Lessee shall be responsible to pay all City and utility fees with respect to the construction of Lessee's Improvements directly to the City. All other costs and fees for Lessee's Improvements shall be paid by Lessor to the contractor. Lessee agrees to pay Lessor the amounts required by the contractor (to the extent those amounts do not exceed the bid price or any approved changes) within twenty (20) days after receipt from Lessor of invoices from the contractor.

     All Lessees' Improvements shall be and remain the property of Lessee until termination or expiration of the Lease at which time they shall immediately become the property of Lessor. Provided, however, if the Lease is terminated by Lessee pursuant to Section 3.3 hereof, Lessor shall reimburse Lessee the amounts paid by Lessee to Lessor for such Improvements to the extent Lessor is benefited by such Improvements.

6.  USE AND QUIET ENJOYMENT

     6.1 The Lessee may use and occupy the leased premises for manufacturing storage, general office, and any other lawful purpose reasonably related thereto except that Lessee shall not use or occupy nor permit the leased premises or any part thereof to be used or occupied for any unlawful business, use, or purpose, nor for any business, use or purpose deemed disreputable or extra-hazardous, nor for any purpose or in any manner which is in violation of any present or future governmental laws or regulations. Any extra hazardous use, to which Lessee wishes to engage in, must be consented to by Lessor in writing.

     6.2 The Lessee, upon payment of the rent herein reserved and upon the performance of all its obligations under this Lease, shall at all times during the Lease term and during any extension or renewal term peaceably hold and quietly enjoy the leased premises without interruption by the Lessor, any mortgagee, or any other person, firm or corporation claiming under either of them.

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7. UTILITIES

     Lessee shall pay for all water, gas, heat, light, power, telephone service and all other services to the leased premises.

8. INSURANCE AND INDEMNITY

     8.1 LIABILITY INSURANCE - Lessee shall, during the entire term here of at its expense obtain and keep in full force and effect a policy of Combined Single Limit, Bodily Injury and Property Damage Insurance with respect to the leased premises, the sidewalks in front of the leased premises, and the business operated by Lessee and any subtenants of Lessee in the leased premises in which the limits of public liability shall be not less than $1,000,000.00 per occurrence. The policy shall contain cross liability endorsements and shall insure performance by Lessee of the indemnity provisions of this Section B. The policy shall name Lessee as insured and Lessor, any person, firms or corporations designated by Lessor as an additional insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Lessor thirty (30) days prior written notice. The insurance shall in an insurance company approved by Lessor and a copy of the policy or a certificate of insurance shall be delivered to Lessor. Not more frequently than each 3 years, if, in the reasonable opinion of Lessor, the amount of liability insurance required hereunder is inadequate, Lessee shall increase said insurance coverage as required by Lessor. If Lessee installs and uses a boiler and the leased premises, it shall obtain boiler broad form insurance in a reasonable amount in the name of Lessor and Lessee.

     8.2 PROPERTY INSURANCE - Lessee shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the leased premises, in the amount equal to the actual replacement cost of the insurable portion of the leased premises at the time of loss, against all perils included within the classification of fire, extended coverage vandalism malicious mischief, special extended perils (all risk) and sprinkler leakage. Said insurance shall provide for payment of loss thereunder to Lessor or to the holder of a first mortgage or deed of trust encumbering Lessor's interest in the leased premises or any portion thereof. If Lessee shall fail to procure and maintain said insurance Lessor may, but shall not be required top procure and maintain the same, but at the expense of Lessee; bills for above premiums shall be rendered by Lessor to Lessee, and shall be due from, and payable by Lessee when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

     8.3 BLANKET POLICY OF INSURANCE - Notwithstanding anything to the contrary contained herein, Lessee's obligation to carry the insurance provided for in this Section 8 may be brought within the coverage of a so called blanket policy or policies of insurance carried and maintained by Lessee.

     8.4 INDEMNIFICATION OF LESSOR - Lessee will indemnify Lessor and save it harmless from and against any and all claims, actions, damages, liability, and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises, or the occupancy or use by Lessee of the leased premises or any part thereof, or occasioned wholly or in part by any act or omission of


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Lessee, its agents, contractors, employees, servants, Lessees or concessionaires. (However, Lessor shall be liable for its negligent or willful acts or omissions and those of its agents, contractors, employees and servants.) In case Lessor shall, without fault on its part, be made a party to any litigation by reason of the above, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Lessor in connection with such litigation. Lessee shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Lessor in enforcing the covenants and agreements in this Lease.

     8.5 WAIVER OF SUBROGATION - Lessor and Lessee each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damages. Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

9. ALTERATIONS AND IMPROVEMENTS

     No alteration, addition or improvement to the leased premises, except non-structural changes which will cost less than $25,000, shall be made by the Lessee without the written consent of Lessor, which consent will not be unreasonably withheld and all such alterations, additions and improvements will be completed in a lien free manner. All alterations, additions and improvements by Lessee shall be in compliance with applicable building codes and in conformance with building plans previously approved by Lessor. Any alteration, addition, or improvement made by Lessee and any fixtures installed as part thereof shall become the property of Lessor upon the expiration or other sooner termination of this Lease.

10.  GOVERNMENTAL REGULATIONS

     Lessee shall, at Lessee's sole cost and expense, comply with all of the requirements of all City, County, Municipal, State, Federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the leased premises, including the installation of additional facilities as required for the conduct and continuance of occupancy of the leased premises, and shall faithfully observe in the use of the leased premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

11. MAINTENANCE AND REPAIR

     11.1 LESSEE'S OBLIGATIONS - Lessee shall during the term of this Lease and any renewal or extension thereof, keep the premises in as good order and repair as it is at the date of the commencement of this Lease including the removal of all garbage, refuse, trash and the like at Lessee's expense, reasonable wear and tear excepted. Lessee shall maintain the grounds of the leased premises in a neat and orderly fashion, including but not limited to the parking area, the cutting of grass, the watering of the grass and watering of trees and shrubs. Lessee shall not


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be obliged to make any repair which is occasioned by defective materials or defective workmanship in the Lessor's Improvements, and such repairs shall be made by Lessor at its own expense.

      11.2 LESSOR'S OBLIGATIONS - Lessor shall maintain in good working order and be responsible for the repair of the slab and all structural portions of the walls (other than Lessee Improvement walls), and roof and glazing problems caused by structural defects. Lessor shall also be responsible for keeping, maintaining, and repairing any leaks in the roof for a period of two years after the commencement of this Lease. Lessor shall not be responsible for repair of any of the above mentioned items for damage caused by Lessee, in which case, Lessee shall be responsible for such repairs. Lessee agrees to replace all glass hereafter broken on said leased premises during the term hereof not covered by Lessor's obligation hereunder.

12. SURRENDER UPON TERMINATION

     Lessee shall on the last day of: the term, or upon the sooner termination of the term, peaceably and quietly surrender the leased premises to the Lessor including all alterations, replacements, changes or additions placed by the Lessee thereon, in as good condition and repair as at the commencement, of the term, and as any new structures, replacements, additions, or improvements constructed, erected, added or placed thereon by Lessee are when completed, with the natural wear and tear thereof excepted. Lessee shall also, upon termination or expiration of this Lease, remove all personal property located upon the leased premises belonging to Lessee or being kept thereat by Lessee. Unless other arrangements are made with Lessor, any personal property remaining on the leased premises subsequent to the expiration of the Lease term may be removed by Lessor and stored by Lessor at Lessee's expense.

13. AUCTIONS AND SIGNS

     13.1 Lessee shall not conduct, or permit to be conducted any sale by auction on the leased premises. Lessee shall not display nor direct any lettering, signs, advertisement, awning, or any other projection in or on the leased premises or in or on the building of which forms a part without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

14. LESSOR RIGHT OF ACCESS

     Lessor or its agent shall have the right to enter the leased premises at reasonable times in order to examine it, to show it to prospective purchasers or Lessees, or to make such decorations, repairs, alterations, improvements or additions as the Lessor may deem necessary to desirable. Lessor shall be allowed to take all material into and upon the leased premises that may be required therefor without the same constituting an eviction of the Lessee in whole or in part. The rent reserved shall not abate while decorations, repairs, alterations, improvements or additions are being made whether by reason of loss or interruption of the business of the Lessee or otherwise. Unless Lessee has exercised its right of extension, Lessee shall permit "For Rent" signs to be put and remain on said premises, sixty (60) days before the expiration of the


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term of this Lease or any renewal as appropriate, without hindrance or molestation. Lessor agrees that when entering upon the leased premises for the purposes set forth in this paragraph, it shall do so at a reasonable time and shall attempt to do so with the least amount of disruption to Lessee.

15.  REAL PROPERTY TAXES

     15.1 PAYMENT OF TAXES - Lessee shall pay all real property taxes applicable to the leased premises during the term of this Lease. All such payments shall be made prior to the delinquency date of such payment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes paid by Lessee shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lessor shall be in effect, and Lessor shall promptly repay such amount to Lessee.

     15.2 DEFINITION OF "REAL PROPERTY" TAX - As used herein, the term "real property tax" shall include any form of assessment, license fee, commercial rental tax, levy, penalty, or tax (other than income, inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, on any legal or equitable interest of Lessor in the leased premises or in the real property of which the leased premises are a part, as against Lessor's right to rent therefrom, or as against Lessor's business of leasing the leased premises.

     15.3      PERSONAL PROPERTY TAXES.

          (a) Lessee shall pay prior to delinquency all taxes assessed against and levied on trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the leased premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

          (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

 16. ABANDONMENT

     Lessee shall not vacate nor abandon the leased premises at any time during the term of this Lease, nor permit the leased premises to remain unoccupied for a period longer than ten (10) consecutive days during the term of this Lease; and if Lessee shall abandon, vacate or surrender the leased premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the leased premises shall, at the option of the Lessor, be deemed abandoned.


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

17. ASSIGNMENT AND SUBLETTING

     CONSENT REQUIRED - Lessee will not assign this Lease in whole or in part, nor sublet all or any part of the leased premises, without the prior written consent of Lessor in each instance, which prior written consent Lessor agrees it will not unreasonably withhold or delay. The consent by Lessor to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the leased premises or any part thereof be sublet or occupied by anybody other than Lessee, Lessor may collect rent from the assignee, sublessee or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sublessee or occupant as Lessee, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained. Notwithstanding any assignment or sublease, Lessee shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Lessee may assign this Lease as part of a merger, sale of assets or other corporation reorganization to a parent subsidiary or successor corporation.

18. DEFAULT OF THE LESSEE

     18.1 DEFAULT - The occurrence of any of the following shall constitute a material default of this Lease by Lessee:

          (a) Any failure by Lessee to pay the rent or any other monetary sums required to be paid hereunder;

          (b)  The abandonment or vacation of the leased premises by Lessee;

          (c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessor provided however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion;

          (d) The making by Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); the appointment of a trustee, or receiver to take possession of substantially all of Lessee's assets located at the leased premises or of Lessee's interest in this Lease where possession is not restored to Lessee within sixty (60) days; or the attachment execution or other judicial seizure of substantially all of Lessee's assets located at the leased premises or of Lessee's interest in this Lease, where such seizure is not discharged within sixty (60) days.

     18.2 REMEDIES IN EVENT OF DEFAULT - In the event of any such material default by Lessee, Lessor may at any time thereafter, with or without notice and demand and without limiting Lessor in the exercise of any right or remedy at law or in equity which Lessor may have by reason of such default or breach:

          (a) Maintain this Lease in full force and recover the rent and other monetary charges as they become due, with the right to sue monthly or periodically at its election, without terminating the Lessee's right of possession, irrespective of whether Lessee shall have abandoned the leased premises. In the event Lessor elects not to terminate the Lease, Lessor shall have the right to attempt to relet the leased premises at such rent and upon such conditions and for such a term and to do all acts necessary to maintain or preserve the leased premises as Lessor deems reasonable and necessary without being deemed to have elected to terminate the Lease including removal of all persons and property from the leased premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account off Lessee. In the event any such releting occurs, this Lease shall terminate automatically upon the new Lessee taking possession of the leased premises. Notwithstanding that Lessor, fails to elect to terminate the Lease initially, Lessor at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default of Lessee.

          (b) Terminate Lessee's right to possession by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the leased premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including without limitation thereto, the following: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus, (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved by Lessee could have been reasonably avoided; plus, (iii) the worth at the time of award of the amount, which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is provided by Lessee could be reasonably avoided; plus (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligation under the Lease or which in the ordinary course of things would be likely to result therefrom; plus (v) at Lessor's electric, such other amounts in addition to or in lieu of the foregoing is may be permitted from time to time by applicable state law. Upon any such reentry, Lessor shall have the right to make any reasonable repairs, alterations or modifications to the leased premises, which Lessor in its sole discretion deems reasonable and necessary. As used in the subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum from the date of default. As used in subparagraph
     (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term "rent," as used in this Section, shall be deemed to be and to mean the rent to be paid pursuant to Section 4 and all other monetary sums required to be paid by Lessee pursuant to the terms of this Lease.

     18.3 LEGAL EXPENSE - In case suit shall be brought for enforcement rights under this Lease, or because of the breach of any other covenant herein contained, the losing party shall pay to the prevailing party all expenses incurred therefore, including reasonable attorneys' fees.

19. DESTRUCTION

     In the event of (a) a partial or total destruction of the leased premises or the building containing same during said term which requires repairs to either the leased premises or said building, or (b) the leased premises or said building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Lessee's act, use or occupation which declaration requires repairs to either the leased premises or said building. Lessor shall forthwith make such repairs, including Lessee's Improvements and alterations (unless Lessee elects to make such repairs), provided such repairs can be made within one hundred twenty (120) days under the laws and regulation or authorized public authorities, but such destruction (including any destruction necessary in order to make repairs required by any such declaration) shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall interfere with the business carried on by Lessee on the leased premises; provided that in making such repairs, with regard to glazing Lessor shall be obligated to replace only such glazing as shall have been damaged by fire and other damaged glazing shall be replaced by Lessee. In making such repairs, Lessor shall be entitled to all insurance proceeds from any policies hereunder, which are applicable to such repairs. Within thirty (30) days from the date of such destruction if Lessor determines in good faith such repairs cannot be made within one hundred twenty (120) days, it shall so notify Lessee in writing and state the estimated number of days for repair. Within seven (7) days after receipt of Lessor's notice Lessee may terminate the Lease upon thirty (30) days notice to Lessor if Lessee does not terminate the Lease in this manner, Lessor shall use its best efforts to make all repairs in the time set forth in its notice to Lessee. Notwithstanding the above, Lessor shall not be required to proceed with repairs if there are not sufficient insurance proceeds to cover such repairs. In such event Lessee shall have the right to (i) terminate the Lease upon thirty (30) days notice to Lessor, (ii) continue the Lease without repair, or (iii) to pay for that portion of the repairs not covered by insurance.

20. SURRENDER OF LEASE NOT MERGER

     The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases, and/or subtenancies, or may, at the option of Lessor, operate as an assignment to them of any or all of such subleases or subtenancies.

21. CONDEMNATION


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

     If any part of the leased premises shall be taken or condemned for a public or quasi-public use, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall, be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the fair market value of the part remaining after the condemnation bears to the rental value of the entire leased premises at the date of condemnation; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If all the leased premises or such part thereof be taken or condemned so that there does not remain a portion-susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the leased premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to the Lessor and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may be entitled during the term hereof by reason of the condemnation of all, or a part of the leased premises. Any dispute between Lessor and Lessee concerning the provisions of this paragraph shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. However, Lessee shall be entitled to any award for its trade fixtures, relocation expenses, business losses and disruption.

22. GENERAL PROVISIONS

     22.1      ESTOPPEL CERTIFICATE

          (a) Either party shall at any time upon not less than ten (10) days prior written notice from the other execute, acknowledge and deliver to the other a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, (2) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed and (3) such other reasonable matters as may be required by the lender. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the leased premises. The requesting party shall pay the cost of preparation of such Estoppel certificate including attorneys' fees, but not to exceed $500.

          (b) A party's failure to deliver such statement within such time shall be conclusive upon such party (1) that this Lease is in full force and effect, without modification except as may be represented by the other party (2) that there are no uncured defaults in the other party's performance, and (3) that not more than one month's rent has been paid in advance.

     22.2 LESSOR'S LIABILITY - The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title and, except as expressly herein provided, in the event of any transfer of such title or interest Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or then grantor at the time of such transfer, in which Lessee has as interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

     22.3 SEVERABILITY - Any provision of this Lease determined to be invalid by a court of competent jurisdiction shall in no way affect any other provision hereof.

     22.4 LESSEE'S FINANCIAL STATEMENTS - Within thirty (30) days of Lessor's request, Lessee shall supply Lessor with the most recent internal financial statement of Lessee and, at the election of Lessor, of Lessee's parent corporation. Lessor may not make such a request more often than once per lease year.

     22.5      TIME - Time is of the essence.

     22.6      CAPTIONS - Article and paragraph captions are not a part hereof.

     22.7 ENTIRE AGREEMENT - This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. It may be modified in writing only, signed by the parties in interest at the time of the modification.

     22.8 NOTICES - Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by certified mail, return receipt requested, postage prepaid, addressed to Lessor and Lessee respectively at the addresses set forth after their signatures below. If notice is mailed in the manner set forth above it shall be deemed delivered forty-eight (48) hours after deposit in the United States mail. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the leased premises, the leased premises and Lessee's address beneath its signature at the end of this Lease shall both constitute Lessee's addresses for notice purposes.

     22.9 WAIVER - No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee.

     22.10 RECORDING - The parties shall concurrently with execution hereof, record a short form memorandum of this Lease in the Official Records of the Recorder's Office of San Diego County.

     22.11 HOLDING OVER - If Lessee remains in possession of the leased premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be a tenancy from month-to-month at a rental in amount of one hundred ten percent (110%) of the last monthly rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

     22.12 CUMULATIVE REMEDIES - No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or equity.

     22.13 COVENANTS AND CONDITIONS - Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

     22.14 BINDING EFFECT - Subject to any provisions hereof restricting assignment or subletting by Lessee, this Lease shall bind the parties, their personal representatives, successors and assigns; it shall be governed by the laws of the State of California.

     22.15 SUBORDINATION - This Lease, except for Sections 23 and 24f at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the leased premises are a part and to any and all advances made on the security, thereof and to all renewals, modifications, consolidations, replacements and extensions, thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the leased premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground Lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     Lessee agrees to execute any documents not inconsistent with this Lease required to effectuate such subordination or to make this Lease prior to the lien of any ground lease, mortgage or deed of trust, as the case may be, within ten (10) days after written demand. Provided, any such document reflects the fact that Lessee may continue its right of quiet possession in the leased premises in the event of any foreclosure if it attorns to the purchaser at any foreclosure sale.

     22.16 FORCE MAJEURE - Any prevention, delay or stoppage due to enemy or hostile governmental action, civil commotion, fire or other casualty, other similar acts of God, or extraordinary material shortages, which are-beyond the reasonable control of the party obligated to perform, or which are caused by the acts of the other party or the failure of the other party to fulfill its obligations under this Lease, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage.

     22.17 NO OPTION - The submission of this Lease for examination does not constitute a reservation of or option for the leased premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Lessor and Lessee.

     22.18 COVENANT AND WARRANTY OF PRIOR USE - Lessor hereby covenants, represents and warrants to Lessee that to Lessor's knowledge the leased premises have been raw acreage and not used in any other manner, and will not be used in any other manner, prior to the commencement of the Lease. Specifically, Lessor represents and warrants that it has no knowledge of any toxic waste or other dumping that has taken place on the leased premises.

23. OPTION TO PURCHASE

     Lessor hereby grants to Lessee an option to purchase the leased premises on or before July 31, 1984 for a purchase price and on terms and conditions mutually agreeable between the parties. Lessee may exercise this option by delivering notice of such exercise to Lessor on or before July 1, 1984. Within thirty (30) days after receipt of said notice, the parties agree to negotiate in good faith to attempt to establish the price, terms and conditions of the sale of the leased premises from Lessor to Lessee. The parties agree and acknowledge that the covenants set forth in this Section 24 are independent of those set forth elsewhere in the Lease. In the event, the provisions of this Section 24 are held to be invalid or unenforceable for any reason, it shall in no way affect any other provision of this Lease.

24. RIGHT OF FIRST REFUSAL

     If Lessor desires to exchange, sell, ground lease, option or otherwise transfer excluding encumbrances, ("Transfer") or agree to Transfer all or any part of the leased premises, Lessor shall first notify Lessee in writing of the price and/or terms on which Lessor will Transfer. If Lessee, within thirty (30) days after Lessor's notice has been delivered indicates in writing its agreement to acquire the leased premises, on the terms stated in Lessor's notice, Lessor shall Transfer the leased premises to for the price and/or on the terms stated in Lessor's notice, except that in the event of an exchange Lessee may elect to pay Lessor the equity value of Lessor's property rather than exchange for "like kind" property; provided that Lessee will reasonably cooperate with Lessor in any exchange if it is at no added cost or expense to Lessee. If Lessee does not indicate its agreement in writing within said thirty (30) days; Lessor shall have the right to transfer the leased premises to any purchaser, tenant or optionee on the-same terms as stated in the notice in the event of a proposed Transfer of the property, if Lessor does not enter into a binding contract and escrow to Transfer within six (6) months from the date Lessor's notice is delivered to Lessee, or in any event, if Lessor does not actually Transfer the property within nine (9) months after Lessor's notice is delivered to Lessee any further transaction shall be deemed a new determination by Lessor to Transfer the leased premises and the provisions of this right of first refusal shall be applicable. If Lessor receives an offer with respect to a Transfer of the leased premises within said six (6) month period which is on price or financial terms different from those set forth in Lessor's notice to Lessee, before accepting such offer Lessor shall first notify Lessee in writing of the terms of the offer. If Lessee, within fifteen (15) days after Lessor's notice of such different terms has been delivered, indicates in writing its agreement to accept the Transfer of the leased premises, Lessor shall Transfer the leased premises to Lessee for the price and on the terms stated in the notice. If Lessee does not indicate its agreement within said fifteen (15) days, Lessor shall have the right to Transfer the leased premises to the purchaser on the terms of the notice provided such Transfer is completed within the nine (9) month period mentioned above.

     IN WITNESS WHEREOF, Lessor and Lessee each by its duly authorized officer have signed and sealed this Lease as of the day and year first above written.

                              LESSOR:

                              Carroll Ridge Park, a Partnership
                              10510 Sorrento Valley Road, Ste. 301 San Diego, California 92121

                              By: H W Building Co.

                              By:/s/Neal Hooberman
                                 --------------------------------------------
                                 Neal Hooberman, President

                              LESSEE

                              Elgar Corporation, a California Corporation
                              8225 Mercury Court
                              San Diego, California 92111

                              By:/s/
                                 --------------------------------------------
                              Its:


                              By:/s/
                                 --------------------------------------------
                              Its:


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